UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2016
Starbucks Corporation
(Exact name of registrant as specified in its charter)

Washington	0-20322	91-1325671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices) (Zip Code)

(206) 447-1575
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

On January 4, 2016, the Board of Directors of Starbucks Corporation (the “Company”) increased the number of directors of the Company from 12 to 13 and elected Mary N. Dillon to serve as a director of the Company. Ms. Dillon was also appointed to serve on the Company’s Compensation and Management Development Committee.
Ms. Dillon will participate in the standard compensation program for non-employee directors, including, for the director’s first year on the Board, a prorated portion, based on the month the director joined the Board, of the $260,000 annual non-employee director compensation in the form of equity awards.
There is no arrangement or understanding pursuant to which Ms. Dillon was elected as a director, and there are no related party transactions between the Company and Ms. Dillon that would require disclosure under Item 404(a) of Regulation S-K.
The Company also announced that Olden Lee, who will reach the director retirement age in 2016 as set forth in the Company’s Corporate Governance Principles and Practices, will retire from the Company’s Board of Directors immediately prior to the Company’s 2016 Annual Meeting of Shareholders, at which time the number of directors of the Company will be reduced back to 12.
A copy of the press release containing the announcement of Ms. Dillon’s election is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release of Starbucks Corporation dated January 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated: January 7, 2016
	By:	/s/ Sophie Hager Hume
Sophie Hager Hume
vice president, assistant general counsel and assistant secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Starbucks Corporation dated January 7, 2016